UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

BOINGO WIRELESS,INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	WIFI	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 11, 2019, the Board of Directors of Boingo Wireless, Inc. (the “Company”) approved a plan to restructure the Company’s business operations to drive long term sustainable revenue growth, better align resources, improve operational efficiencies and to increase profitability. Upon the completion of this plan, the Company’s management and employees will be solely focused on managing its key businesses of (i) providing services to the wireless carriers, (ii) generating business on military bases and (iii) growing the Company’s multifamily business, in addition to managing the profitability of the Company’s legacy businesses such as retail and advertising. As part of this business realignment plan, the Company will eliminate approximately 80 positions, or 16% of its workforce. The Company expects to record a restructuring charge during the quarter ended December 31, 2019 of approximately $2.2 million, primarily related to employee severance and benefit costs. Affected employees have received notification and are eligible to receive severance payments based on their responsibilities within the organization and years of service, contingent upon an affected employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company. Overall, the Company expects that the workforce reduction will decrease operating costs by approximately $11.0 million on an annualized basis. The actions associated with this restructuring are anticipated to be completed in early 2020. It is anticipated that the related cash payments will occur by the end of March 31, 2020.

This Item 2.05 contains “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. A further description of the risks and uncertainties relating to the Company’s initiatives, business and operations is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”). The Company does not intend to update these forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: December 13, 2019	By:	/s/ Peter Hovenier
Peter Hovenier Chief Financial Officer